EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CHARMING SHOPPES REPORTS SECOND QUARTER
NET INCOME OF $32.6 MILLION
SECOND QUARTER PERFORMS ON PLAN
COMPANY REAFFIRMS EARNINGS OUTLOOK FOR FULL FISCAL YEAR 2007

Bensalem, PA, August 16, 2006 - Charming Shoppes, Inc. (NASDAQ:CHRS) a leading multi-brand, multi-channel specialty apparel retailer specializing in women's plus-size apparel, today reported sales and earnings for the second quarter ended July 29, 2006.

Three Months Ended July 29, 2006
For the three months ended July 29, 2006, net income was $32.6 million, or $0.24 per diluted share, a 17% decrease compared to record net income of $39.4 million or $0.30 per diluted share for the corresponding period ended July 30, 2005. This performance is consistent with the Company’s plans for the quarter. The current quarter includes pre-opening operating expenses of approximately $5.6 million pre tax, ($3.6 million after tax or $0.03 per diluted share) related to the Company’s opening of 76 Lane Bryant Outlet™ stores at the end of the quarter ended July 29, 2006.

The Company's results for the second quarter were impacted by a decline in the consolidated gross margin, as a percent of sales, primarily related to the following factors:

•
The effect of the inclusion of a full quarter of catalog operations this year, compared to the inclusion of two months of catalog operations a year ago. This was the primary contributing factor to the year over year change in the reported gross margin, and accounts for 160 basis points of the decrease during the second quarter ended July 29, 2006.

•
An increase in cost of goods sold for the retail stores segment, as a percent of sales, related to higher levels of promotional activity compared to a year ago. As a result, the Company has entered the third quarter with lower inventory levels and an improved inventory mix compared to a year ago and is well positioned for Fall selling.

•	The inclusion of pre-opening buying and occupancy expenses for the Lane Bryant Outlet stores.

Net sales for the three months ended July 29, 2006 increased 11% to $763.4 million, compared to net sales of $689.1 million for the three months ended July 30, 2005. Net sales for the Company’s direct-to-consumer segment were $92.3 million during the three months ended July 29, 2006. Net sales for the Company’s retail stores segment increased 5% to $671.0 million during the three months ended July 29, 2006. Consolidated comparable store sales for the Company’s retail store brands increased 2% during the three months ended July 29, 2006.

Six Months Ended July 29, 2006
For the six months ended July 29, 2006, net income was $64.6 million, or $0.48 per diluted share, a 7% decrease compared to record net income of $69.4 million or $0.53 per diluted share for the corresponding period ended July 30, 2005. This performance is consistent with the Company’s plans for the first half. The current period includes pre-opening operating expenses of approximately $7.8 million pre tax, ($5.0 million after tax or $0.04 per diluted share) related to the Company’s opening of 76 Lane Bryant Outlet stores late in the quarter ended July 29, 2006.

Net sales for the six months ended July 29, 2006 increased 16% to $1,498.3 million, compared to net sales of $1,292.4 million for the six months ended July 30, 2005. Net sales for the Company’s direct-to-consumer segment were $199.8 million during the six months ended July 29, 2006. Net sales for the Company’s retail stores segment increased 4% to $1,298.5 million during the six months ended July 29, 2006. Consolidated comparable store sales for the Company’s retail store brands increased 1% during the six months ended July 29, 2006.

Comparable store sales by retail store brand for the thirteen and twenty-six weeks ended July 29, 2006, were:

	Thirteen Weeks	Twenty-six Weeks
	Ended July 29, 2006	Ended July 29, 2006
Lane Bryant Stores	4%	3%
Fashion Bug Stores	(1%)	(1%)
Catherines Stores	2%	4%
Consolidated Retail Store Brands	2%	1%

Commenting on sales and earnings, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, “We are pleased to report sales and earnings results which are in line with our plans for the quarter. We experienced an improvement in comparable store sales as compared to our first quarter. Growth in net sales, year over year, was primarily driven by the addition of a full quarter of sales at our Crosstown Traders catalog business, which was acquired on June 2, 2005. Additionally, our Lane Bryant and Catherines brands continue to increase market share, following strong performance a year ago, and delivered on their sales objectives for the quarter.”

Bern added, “Our new Lane Bryant Outlet stores were launched during the second quarter, and have performed very strongly, both in terms of sales performance and exceptional operational execution. A total of 76 stores opened in a span of only three weeks, and have been extremely well received by customers. We plan to operate 83 stores by year end, and will continue to seek additional locations in order to further expand this exciting channel.”

Outlook for the Second Half ending February 3, 2007
For the second half ending February 3, 2007, the Company projects diluted earnings per share in the range of $0.33 - $0.35. This includes projections for diluted earnings per share in the ranges of $0.12 - $0.13 for the third quarter ending October 28, 2006 and $0.21 - $0.22 for the fourth quarter ending February 3, 2007. These projections assume consolidated comparable store sales increases of low single digits for the Company’s retail stores segment. For the corresponding periods ended October 29, 2005 and January 28, 2006, diluted earnings per share were $0.09 and $0.15, respectively.

Reaffirmed Outlook for the Fiscal Year ending February 3, 2007
For the fiscal year ending February 3, 2007, the Company has reaffirmed its projection for diluted earnings per share in the range of $0.81 - $0.83, compared to diluted earnings per share of $0.76 for the corresponding period ended January 28, 2006.

Charming Shoppes, Inc. will host its second quarter earnings conference call today at 9:15 am Eastern time. To listen to the conference call, please dial 877-407-8293 approximately 10 minutes prior to the scheduled event. The conference call will also be simulcast at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today’s conference call, on the Company’s corporate website, at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. An audio rebroadcast of the conference call will be accessible at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material. It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission. Accessing this call or the rebroadcast represents consent to these terms and conditions. Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At July 29, 2006, Charming Shoppes, Inc. operated 2,317 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, and LANE BRYANT OUTLET™. During the twenty-six weeks ended July 29, 2006 the Company opened 105 (including 76 Lane Bryant Outlet stores), relocated 32, and closed 24 retail stores.  The Company ended the period with 1,021 Fashion Bug and Fashion Bug Plus stores, 830 Lane Bryant and Lane Bryant Outlet stores, 466 Catherines Plus Sizes stores, and approximately 15,786,000 square feet of leased space. Apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes’ Crosstown Traders: Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Regalia, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi's. Additionally, Crosstown Traders operates 2 outlet stores. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This press release contains and the Company’s conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to implement the Company’s business plan for entry into the outlet store distribution channel, the failure to implement the Company’s business plan for increased profitability and growth in the Company’s retail stores and direct-to-consumer segments, the failure to successfully implement the Company’s expansion of Cacique through new store formats, the failure to successfully implement the Company’s integration of operations of, and the business plan for, Crosstown Traders, Inc., adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from its centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Director of Investor Relations
215-638-6955

CHARMING SHOPPES, INC.
(Unaudited)

		2nd Quarter		2nd Quarter
		Ended		Ended
	Percent	July 29,	Percent	July 30,	Percent
(in thousands, except per share amounts)	Change	2006	of Sales (a)	2005 (b)(c)	of Sales (a)

Net sales	10.8	$763,353	100.0	$689,075	100.0

Cost of goods sold, buying, catalog and occupancy	14.0	532,244	69.7	467,014	67.8
Selling, general, and administrative	13.9	178,941	23.4	157,067	22.8
Total operating expenses	14.0	711,185	93.2	624,081	90.6

Income from operations	(19.7)	52,168	6.8	64,994	9.4

Other income, principally interest	44.4	2,866	0.4	1,985	0.3
Interest expense	(19.1)	(3,811)	(0.5)	(4,712)	(0.7)

Income before income taxes	(17.7)	51,223	6.7	62,267	9.0
Income tax provision	(18.3)	18,660	2.4	22,843	3.3
Net income	(17.4)	$32,563	4.3	$39,424	5.7

Basic net income per share		$0.27		$0.33
Weighted average shares outstanding		122,125		119,452

Net income per share, assuming dilution		$0.24		$0.30
Weighted average shares and equivalents outstanding		139,354		136,609

(a) Results do not add due to rounding.

(b) Includes results from operations for Crosstown Traders from the acquisition date (June 2, 2005).

(c) Certain 2005 amounts have been reclassified to conform with current-year presentation

		Six Months		Six Months
		Ended		Ended
	Percent	July 29,	Percent	July 30,	Percent
(in thousands, except per share amounts)	Change	2006	of Sales (a)	2005 (b) (c)	of Sales (a)

Net sales	15.9	$1,498,275	100.0	$1,292,428	100.0

Cost of goods sold, buying, catalog and occupancy	18.6	1,031,532	68.8	869,717	67.3
Selling, general, and administrative	17.6	362,173	24.2	308,005	23.8
Total operating expenses	18.3	1,393,705	93.0	1,177,722	91.1

Income from operations	(8.8)	104,570	7.0	114,706	8.9

Other income, principally interest	23.3	4,414	0.3	3,581	0.3
Interest expense	(8.1)	(7,935)	(0.5)	(8,637)	(0.7)

Income before income taxes	(7.8)	101,049	6.7	109,650	8.5
Income tax provision	(9.4)	36,425	2.4	40,209	3.1
Net income	(6.9)	$64,624	4.3	$69,441	5.4

Basic net income per share		$0.53		$0.58
Weighted average shares outstanding		121,969		119,219

Net income per share, assuming dilution		$0.48		$0.53
Weighted average shares and equivalents outstanding		139,391		136,176

(a) Results do not add due to rounding.

(b) Includes results from operations for Crosstown Traders from the acquisition date (June 2, 2005).

(c) Certain 2005 amounts have been reclassified to conform with current-year presentation

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 29,	January 28,
(In thousands, except share amounts)	2006	2006
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$211,819	$130,132
Available-for-sale securities	22,200	20,150
Accounts receivable, net of allowances of $2,044 and $6,588	3,145	38,603
Investment in asset-backed securities	64,535	66,828
Merchandise inventories	381,533	376,409
Deferred advertising	16,080	20,591
Deferred taxes	17,861	13,848
Prepayments and other	101,462	89,245
Total current assets	818,635	755,806

Property, equipment, and leasehold improvements - at cost	910,279	888,481
Less accumulated depreciation and amortization	537,926	525,882
Net property, equipment, and leasehold improvements	372,353	362,599

Trademarks and other intangible assets	249,606	250,074
Goodwill	152,888	154,553
Other assets	50,994	43,963
Total assets	$1,644,476	$1,566,995

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$20,000	$50,000
Accounts payable	173,659	133,236
Accrued expenses	192,135	217,421
Income taxes payable	8,528	1,743
Current portion - long-term debt	12,672	14,765
Total current liabilities	406,994	417,165

Deferred taxes	51,147	45,046
Other non-current liabilities	110,234	98,457
Long-term debt	186,472	191,979

Stockholders’ equity
Common Stock $.10 par value:
Authorized - 300,000,000 shares
Issued - 134,829,765 shares and 133,954,852 shares	13,483	13,395
Additional paid-in capital	271,642	261,077
Treasury stock at cost - 12,265,993 shares	(84,136)	(84,136)
Accumulated other comprehensive loss	1	(3)
Retained earnings	688,639	624,015
Total stockholders’ equity	889,629	814,348
Total liabilities and stockholders’ equity	$1,644,476	$1,566,995

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

Amounts are preliminary and subject to reclassifications and adjustments.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twenty-six Weeks Ended
	July 29,	July 30,
(In thousands)	2006	2005

Operating activities
Net income	$64,624	$69,441
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	45,129	38,982
Deferred income taxes	1,290	889
Stock-based compensation	5,015	2,913
Excess tax benefits related to stock-based compensation	(2,035)	2,178
Net (gain)/loss from disposition of capital assets	139	(939)
Net gain from sale of available-for-sale securities	(57)	0
Net gain from securitization activities	(152)	(3,577)
Changes in operating assets and liabilities
Accounts receivable	35,458	0
Merchandise inventories	(5,124)	(36,717)
Accounts payable	40,423	34,821
Deferred advertising	4,511	(2,766)
Prepayments and other	(12,217)	10,143
Income taxes payable	8,820	10,164
Accrued expenses and other	(11,049)	7,757
Net cash provided by operating activities	174,775	133,289

Investing activities
Investment in capital assets	(53,866)	(37,393)
Proceeds from sales of capital assets	0	2,432
Gross purchases of securities	(17,426)	(48,064)
Proceeds from sales of securities	17,885	11,078
Acquisition of Crosstown Traders, Inc., net of cash acquired	0	(256,467)
Purchase of Catherines receivables portfolio	0	(56,582)
Securitization of Catherines receivables portfolio	0	56,582
Securitization of Crosstown apparel-related receivables	0	50,000
Increase in other assets	(7,719)	(2,220)
Net cash used by investing activities	(61,126)	(280,634)

Financing activities
Proceeds from short-term borrowings	131,410	177,880
Repayments of short-term borrowings	(161,410)	(117,880)
Proceeds from long-term borrowings	0	50,000
Repayments of long-term borrowings	(7,600)	(8,413)
Payments of deferred financing costs	0	(850)
Excess tax benefits related to stock-based compensation	2,035	0
Proceeds from issuance of common stock	3,603	5,007
Net cash used by financing activities	(31,962)	105,744

Increase (decrease) in cash and cash equivalents	81,687	(41,601)
Cash and cash equivalents, beginning of period	130,132	273,049
Cash and cash equivalents, end of period	$211,819	$231,448

Non-cash financing and investing activities
Equipment acquired through capital leases	$0	$0

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

Amounts are preliminary and subject to reclassifications and adjustments.